Exhibit (e)(9)
Execution Copy
GUARANTEE
EFREM GERSZBERG
Guarantee, dated as of February 23, 2009 (this “Guarantee”), by Efrem Gerszberg (the “Guarantor”), in favor of Hampshire Group, Limited, a Delaware corporation (the “Guaranteed Party”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger, dated as of the date hereof, between NAF Acquisition Corp., a Delaware corporation, NAF Holdings II, LLC, a Delaware limited liability company (collectively, the “Purchaser”) and the Guaranteed Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”).
1. GUARANTEE. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor, intending to be legally bound hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party the due and punctual payment, performance and discharge of any and all of the obligations of the Purchaser under the Merger Agreement, including, but not limited to, payment of the Offer Price (collectively, the “Obligations”). In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor in respect of the Obligations, regardless of whether any such action is brought against the Purchaser or whether the Purchaser is joined as a party in any such action or actions.
2. NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that the Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collection.
3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with the Purchaser for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification or amendment of the terms thereof or of any agreement (including, without limitation, the Merger Agreement) between the Guaranteed Party and the Purchaser without in any way impairing or affecting the Guarantor’s obligations under this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by, among other things: (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Purchaser or any other Person, including the Guarantor; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other Transaction Document or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) any change in the existence, structure or ownership of any Person; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Purchaser or any other Person; (e) the existence of any claim, set-off or other right which the Guarantor may have at any time against the Purchaser or the Guaranteed Party or any Affiliate thereof, whether in connection with the Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment or performance of any of the Obligations; or (g) any other event or condition which, but for the provisions hereof, would constitute a legal or equitable discharge of the obligations of the Guarantor hereunder (other than defenses to the payment or performance of the Obligations that are available to the Purchaser under the Merger Agreement or breach by the Guaranteed Party of this Guarantee). To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to the Purchaser in accordance with Section 9.7 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Purchaser or any other Person, and all suretyship defenses generally (other than defenses to the payment or performance of the Obligations that are available to the Purchaser under the Merger Agreement or breach by the Guaranteed Party of this Guarantee). The Guarantor acknowledges that he will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation and exchange for such benefits.
The Guarantor hereby covenants and agrees that he shall not institute, and shall cause his respective Affiliates not to institute, any proceedings asserting that this Guarantee or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that he may now have or hereafter acquire against the Purchaser that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against the Purchaser, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Purchaser or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guarantee, in accordance with the terms of the Merger Agreement and this Guarantee, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising.

4. NO WAIVER; CUMULATIVE RIGHTS. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of any Guaranteed Party’s rights against, the Purchaser or any other person prior to proceeding against the Guarantor hereunder.
5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Guaranteed Party that:
(a) the execution, delivery and performance of this Guarantee by him does not contravene any provision of the Law, regulation, rule, decree, order, judgment or contractual restriction binding on him or his assets;
(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by him have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Guarantee by him; and
(c) this Guarantee constitutes a legal, valid and binding obligation of him enforceable against him in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.
6. NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign (whether by operation of Law or otherwise) their rights, interests or obligations hereunder to any other Person without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party).

7. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Guarantee will be in writing and will be deemed to have been given (a) when delivered if personally delivered by hand (with written confirmation of receipt), (b) one (1) Business Day following the day sent by a nationally recognized overnight courier service, (c) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (d) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and confirmation of receipt is obtained by the Person sending such notice, demand or other communication promptly after completion of the transmission. Notices, demands and communications to the Guaranteed Party or the Guarantor will, unless another address or facsimile number is specified in writing in accordance with the terms set forth herein, be sent to the address or facsimile number indicated below:
(i)	if to the Guaranteed Party, to it at:
Hampshire Group, Limited
114 W. 41st Street
New York, NY 10036
Attention: Michael Culang
Fax: (212) 512-0660
with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attn: Steven J. Gartner, Esq.
          Mark A. Cognetti, Esq.
Fax: (212) 728-8111
(ii)	if to the Guarantor, to him at:
Efrem Gerszberg
c/o Day Pitney LLP
7 Times Square
New York, NY 10036
Attn: Frank Lawatsch Jr. Esq.
Fax: (212) 916-2940
with a copy (which shall not constitute notice) to:
Day Pitney LLP
Seven Times Square
New York, New York 10036
Attn: Frank E. Lawatsch, Esq.
          Scott W. Goodman, Esq.
Fax: (212) 916-2940
8. CONTINUING GUARANTEE. This Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, his respective successors and permitted assigns until the indefeasible payment and satisfaction in full in cash of the Obligations and any other amounts that may be payable by the Guarantor pursuant to the terms of this Guarantee.

9. GOVERNING LAW. The domestic law, without regard to conflict of laws principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Guarantee and the performance of the obligations imposed by this Guarantee. Any disputes arising under this Guarantee shall be resolved in accordance with the procedures set forth in Sections 9.5 and 9.6 of the Merger Agreement.
10. EXPENSES. In the event that a party hereto brings an action, suit or proceeding in respect of this Guarantee, the other party in such action, suit or proceeding shall pay all reasonable fees and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the prevailing party in connection therewith.
11. COUNTERPARTS. This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
12. ENTIRE AGREEMENT. This Guarantee constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except for the Merger Agreement and the other agreements referred to therein or contemplated thereby.
13. SEVERABILITY. If any term or other provision of this Guarantee is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Guarantee shall nevertheless remain in full force and effect. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
14. MISCELLANEOUS.
(a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guarantee.
(b) All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.
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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

EFREM GERSZBERG
[Guarantee Signature Page]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

HAMPSHIRE GROUP, LIMITED
By:
	Name:	Michael Culang
	Title:	Chief Executive Officer

[Guarantee Signature Page]

SPOUSAL CONSENT
I,                                         , the spouse of Efrem Gerszberg, acknowledge that:
(a)	I have read the Agreement and Plan of Merger, dated as of February _____ , 2009, by and among Hampshire Group, Limited (the “Company”), NAF Acquisition Corp. (the “Purchaser”) and NAF Holdings II, LLC, (the “Parent”) (such agreement, the “Agreement”) and the Guarantee of Efrem Gerszberg (the “Guarantee”) to which this Consent is attached; and

(b)	I know and understand the contents of the Agreement and the Guarantee and understand the transactions, rights, obligations and conditions contemplated thereby.
I am aware that the provisions of the Guarantee provide for and will result in, among other things, my spouse personally guaranteeing certain obligations of Parent and Purchaser contemplated by the Agreement. I am aware that the Guarantee may subject my spouse to personal liability, including monetary liability to the Company and its stockholders in an amount which may not be currently ascertainable but which may be sizeable.
I hereby (a) consent to the transactions, rights, obligations and conditions contemplated by the Agreement and the Guarantee pursuant to the provisions thereof, (b) approve the provisions of the Agreement and the Guarantee, and (c) agree that I will take no action, at any time, on my own behalf or on the behalf of any other person, that hinders, delays or interferes with, or which seeks to hinder, delay or interfere with, the operation of the Agreement or the Guarantee.
I am aware that the legal, financial and related matters contained in the Agreement and the Guarantee are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement and the Guarantee carefully that I waive such right. I am not relying on any representation or advice from Purchaser, Parent or the Company, or any other party or any of their representatives about the Agreement, the Guarantee or this Consent, its contents, or effect.
This Consent is effective as of the date of the Guarantee.

By:

Name: